UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2015

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 15, 2015, Allison Transmission, Inc. (“Allison”), a wholly owned subsidiary of Allison Transmission Holdings, Inc. (the “Company”), announced the final results of its previously announced cash tender offer (the “Offer”), commenced on March 18, 2015, for any and all of its 7.125% Senior Notes due 2019 (the “notes”). As of 11:59 p.m., New York City time, on April 14, 2015 (the “Expiration Time”), $420,889,000, or 89.31%, of the aggregate principal amount of the notes had been validly tendered and not validly withdrawn. The previously announced Expiration Time has passed. Accordingly, holders may no longer tender their notes.

Following the expiration of the Offer, Allison issued a notice of redemption, dated as of April 15, 2015 (the “Notice”) with respect to the notes that remain outstanding following consummation of the Offer. Pursuant to the Notice, Allison gave holders of the notes notice that it will redeem all of the outstanding notes on May 15, 2015 (the “Redemption Date”). The notes, which have an outstanding principal balance of $50,374,000, will be redeemed in full at a redemption price equal to 103.563% of the principal amount thereof, plus any accrued and unpaid interest thereon, if any, to but not including the Redemption Date.

A copy of the press release announcing the final results of the Offer and the issuance of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report is neither an offer to purchase nor a solicitation of an offer to sell or a solicitation of consents with respect to the notes or any other securities. The Offer was not made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Allison, the Company, the dealer manager and solicitation agent or the depositary and information agent made any recommendations as to whether holders should tender their notes pursuant to the Offer. Allison called the notes for redemption only by, and pursuant to the terms of, the Notice.

This Current Report contains forward-looking statements. All statements other than statements of historical fact contained in this Current Report are forward-looking statements, including all statements regarding future financial results. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to the Company’s substantial indebtedness; the Company’s participation in markets that are competitive; the highly cyclical industries in which certain of the Company’s end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of the Company’s net sales in the Company’s top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles, U.S. defense spending; general economic and industry conditions; the discovery of defects in the Company’s products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to the Company’s brand and reputation; the Company’s ability to prepare for, respond to and successfully achieve the Company’s objectives relating to technological and market developments and changing customer needs; risks associated with the Company’s international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt the Company’s operations or those of the Company’s principal customers; and other risks and uncertainties associated with the Company’s business described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this Current Report, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description
99.1	Press Release, dated April 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: April 15, 2015	By:	/s/ Eric C. Scroggins
	Name: Title:	Eric C. Scroggins Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number:	Description
99.1	Press Release, dated April 15, 2015